Exhibit 21.1

List of Subsidiaries of QTS Realty Trust, Inc.

Subsidiary Name	State of Incorporation or Formation
QualityTech, LP QTS Finance Corporation	Delaware Delaware
Quality Investment Properties Irving, LLC	Delaware
Quality Technology Services Jersey City, LLC	Delaware
Quality Technology Services, N.J., LLC	Delaware
QTS Investment Properties Princeton, LLC	Delaware
QTS Investment Properties Chicago, LLC	Delaware
Quality Investment Properties Gateway, LLC	Delaware
Quality Technology Services Lenexa, LLC	Delaware
Quality Investment Properties Lenexa, LLC	Delaware
Quality Investment Properties Richmond, LLC	Delaware
QAE Acquisition Company, LLC	Georgia
Quality Technology Services Irving II, LLC	Delaware
Quality Technology Services, N.J. II, LLC	Delaware
Quality Technology Services Princeton II, LLC	Delaware
Quality Technology Services Chicago II, LLC	Delaware
Quality Technology Services, LLC	Delaware
QTS Critical Facilities Management, LLC	Delaware
Quality Technology Services Lenexa II, LLC	Delaware
Quality Technology Services Richmond II, LLC	Delaware
Quality Investment Properties Irving II, LLC	Delaware
Quality Technology Services, Northeast, LLC	Delaware
Quality Technology Services Holding, LLC	Delaware
Quality Investment Properties Metro, LLC	Delaware
Quality Technology Services Metro II, LLC	Delaware
Quality Investment Properties, Suwanee, LLC	Delaware
Quality Technology Services, Suwanee II, LLC	Delaware
QLD Investment Properties Wichita Technology Group, L.L.C.	Kansas
Quality Technology Services Wichita II, LLC	Delaware
Quality Investment Properties Sacramento, LLC	Delaware
Quality Technology Services Sacramento II, LLC	Delaware
Quality Investment Properties Santa Clara, LLC	Delaware
Quality Technology Services Santa Clara II, LLC	Delaware
Quality Investment Properties Miami, LLC	Delaware
Quality Technology Services Miami II, LLC	Delaware